EXHIBIT 10.68



                                 PREFERRED STOCK
                         AND WARRANT PURCHASE AGREEMENT



         This Preferred Stock and Warrant Purchase Agreement (the "Agreement") is entered into as of March 13, 2002 (the "Effective Date") by and between Travis Boats & Motors, Inc., a Texas corporation (the "Company") and TMRC, L.L.P., a Missouri limited liability partnership ("Tracker"), of which Tracker Marine, L.L.C., a Missouri limited liability company, is a 99% partner and Three Johns Company, a Missouri corporation and parent of Tracker Marine, L.L.C., is a 1% partner. Capitalized terms used herein are defined in Section 10.12, unless the context otherwise requires.

         WHEREAS, the Company is seeking additional funds to finance working capital requirements and fund other general corporate purposes, other than the repayment of any outstanding securities of the Company; and

         WHEREAS, Tracker desires to purchase shares of Series A Stock and Warrants to acquire additional Series A Stock from the Company on the terms set forth herein.

         NOW THEREFORE, In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.       AGREEMENT TO PURCHASE AND SELL STOCK

                  1.1. Authorization. The Company has authorized the issuance of
(a) up to 150,000 shares of the Company's 6% Series A Cumulative Convertible Preferred Stock, $0.01 par value per share (the "Series A Stock"), having the rights, preferences, privileges and restrictions set forth in the 6% Series A Cumulative Convertible Preferred Stock Statement of Designations of the Company attached to this Agreement as Exhibit A (the "Statement of Designations"), and
(b) 30,000 warrants with each warrant representing the right to purchase one (1) share of the Company's Series A Stock (collectively, the "Warrants") in the form set forth in Exhibit B.

                  1.2. Agreement to Purchase and Sell Stock and Warrants. Simultaneously with the execution of this Agreement, the Company has issued and sold to Tracker, and Tracker has purchased from the Company, 21,390 shares of Series A Stock for a purchase price of $2,139,000 (the "First Tranche"). Subject to the terms and conditions hereof, on the date of the Second Closing, the Company will issue and sell to Tracker, and Tracker agrees to purchase from the Company, an additional 28,610 shares of Series A Stock and 30,000 Warrants (the "Second Tranche") for an aggregate purchase price of $2,861,000 (the "Purchase Price"). The Purchase Price shall be paid by wire transfer of funds to a designated account of the Company. All the shares of Series A Stock acquired in the First Tranche and to be acquired in the Second Tranche are herein referred to collectively as (the "Shares").

2.       FIRST AND SECOND TRANCHE CLOSINGS.

                  2.1 First Closing. The consummation of the First Tranche shall have occurred simultaneously with the execution of this Agreement, simultaneously at the offices of Gallop, Johnson & Neuman, L.C., 101 S. Hanley,

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Suite 1600,  St. Louis,  Missouri  63105 and the offices of Jenkens & Gilchrist,
PC, 2200 One American Center, 600 Congress Avenue, Austin, Texas 78701. Upon such consummation:

         (a)      the Company has delivered to Tracker:

                  (i) evidence reasonably satisfactory to Tracker that the Statement of Designations has been duly adopted by the Company by all necessary corporate action of its board of directors and shareholders, has been duly filed with and accepted by the Secretary of State of the State of Texas, and is in full force and effect;

                  (ii) certificates representing the number of the Shares purchased in the First Tranche;

                  (iii) an executed copy of a long-term supply agreement between Tracker Marine, L.L.C. and the Company pursuant to which Tracker Marine, L.L.C. shall supply a substantial portion of the Company's requirements for its boating packages, including without limitation, aluminum and fiberglass fishing and recreational boats, in such form and substance as may be reasonably acceptable to Tracker Marine, L.L.C. and the Company (the "Supply Agreement");

                  (iv) a copy of Amendment No. 2 to Employment Agreement executed by each of Mark T. Walton, Michael B. Perrine and Ronnie L. Spradling, in such form and substance as is reasonably acceptable to the Company and Tracker;

                  (v) a copy of a Shareholder Agreement and a Written Consent of Shareholder of Travis Boats & Motors, Inc. executed by each of Downtown Associates, Ed Bohls, RC Siddons, Joe Simpson, Mark Walton, Ron Spradling, James Bohls, Jesse Cox and Safeco, each in such form and substance as is reasonably acceptable to Tracker;

                  (vi) an opinion of counsel to the Company substantially in the form attached hereto as Exhibit C;

                  (vii) a copy of the Prepayment Notice delivered by the Company to Brunswick in such form as is reasonably satisfactory to Tracker and the Company;

                  (viii) evidence reasonably satisfactory to Tracker that all approvals with respect to the potential prepayment of the Brunswick Note has been obtained and is in full force and effect; and

                  (ix) evidence reasonably satisfactory to Tracker that the Company shall have made application for listing of the Conversion Shares applicable to the Shares acquired in the First Tranche.

         (b)      Tracker has delivered to the Company:

                  (i) $2,139,000 by wire transfer of funds to an account designated by the Company;

                  (ii)     an executed copy of the Supply Agreement; and

                  (iii) a copy of the firm, binding and irrevocable commitment letter from Tracker Marine, L.L.C. to Tracker, to contribute the full amount of the exercise price of the Warrants to Tracker, at least three
         (3) business days prior to the  prepayment of the Brunswick Note as set


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         forth in the Prepayment  Notice  delivered by the Company to Brunswick, in such form and substance as attached hereto as Exhibit D.

                  2.2. Warrant Exercise. In connection with such consummation, if Brunswick has not provided a valid conversion notice to the Company in accordance with the Brunswick Note prior to the Second Closing, Tracker hereby covenants to the Company that Tracker shall deposit with the Austin, Texas office of Jenkens & Gilchrist, PC: (a) at the Second Closing, notice of its exercise of the Warrant (the "Exercise Notice") in full simultaneously with the prepayment of the Brunswick Note as set forth in the Prepayment Notice delivered by the Company to Brunswick, and in such exercise notice shall direct the Company to use the full amount of such proceeds to prepay the Brunswick Note in accordance with Section 5.1 of this Agreement; and (b) on or before the third
(3rd) business day immediately preceding the prepayment of the Brunswick Note as set forth in the Prepayment Notice delivered by the Company to Brunswick, the sum of $3.0 million (representing the full exercise price of the Warrant). Tracker shall make such deposit in accordance with an escrow agreement that the parties shall enter into prior to the Second Closing naming Jenkens & Gilchrist, PC escrow agent thereunder to hold the Exercise Notice and, when deposited, the exercise price, for delivery simultaneously with the prepayment of the Brunswick Note so long as the remaining balance of the full prepayment amount has been deposited by the Company into such escrow.

                  2.3. Second Closing. The consummation of the Second Tranche shall be held simultaneously at the offices of Gallop, Johnson & Neuman, L.C., 101 S. Hanley, Suite 1600, St. Louis, Missouri 63105, and the offices of Jenkens & Gilchrist, PC, 2200 One American Center, 600 Congress Avenue, Austin, Texas 78701 on the first business day following the SEC Waiting Periods, or at such other time and place as Company and Tracker may mutually agree upon (the "Second Closing").

3. COMPANY REPRESENTATIONS AND WARRANTIES. Each representation and warranty set forth below is qualified by any exception or disclosure specifically referencing the section of this Agreement to be so qualified, which qualifications are set forth in the "Company Letter" dated and delivered on the date hereof by the Company to Tracker (the "Company Letter"). The Company Letter may also specifically reference any particular section of a Company Report (as defined below). In all other respects, each representation and warranty set out in this
Article 3 is not qualified in any way whatsoever, will not merge on the Second Closing (but will survive only for the period set forth in Section 10.3 of this Agreement), or by reason of the execution and delivery of any agreement, document or instrument at the Second Closing, will remain in force on and after the Second Closing Date except as provided in Section 10.3 of this Agreement, is given with the intention that liability is not confined to breaches discovered before Second Closing, is separate and independent, and is made and given with the intention of inducing Tracker to enter into this Agreement. The Company hereby represents and warrants to Tracker that, except as set forth in the Company Letter, each of the statements in this Section 3 are all true and correct in all material respects (other than Sections 3.2, 3.4, 3.5, 3.10, 3.17, 3.23, 3.24, which shall be true and correct in all respects) on the date hereof; provided, however, that where a representation or warranty is already qualified as to materiality or for Material Adverse Effect, such representation or warranty shall be true and correct in all respects:

                  3.1.  Organization,  Good  Standing  and  Qualification.   The
Company and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under, and by virtue of, the laws of their respective jurisdiction of incorporation and each has all requisite corporate power and authority, and all governmental licenses, authorizations, consents and approvals, to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted except where the failure to obtain such licenses, authorizations, consents or approvals would not have a

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

Material Adverse Effect. The Company and each Subsidiary is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a Material Adverse Effect.

                  3.2. Capitalization. The authorized capital stock of the Company consists of the following:

                  (a) Common Stock. A total of 50,000,000 authorized shares of Common Stock, $0.01 par value per share, of which 4,393,009 shares are issued and outstanding as of March 10, 2002.

                  (b) Preferred Stock. A total of 1,000,000 authorized shares of Preferred Stock $0.01 par value per share, of which 21,390 shares are designated and issued and outstanding as specifically set forth in Section 1.2 of this Agreement.

                  (c) Options, Warrants, Reserved Shares. The Company has reserved (i) 28,610 shares of its Series A Stock for possible issuance at the Second Closing, 30,000 shares of its Series A Stock for possible issuance to Tracker upon exercise of the Warrants as provided therein ("Warrant Shares") and 70,000 shares for the possible payment of dividends on the Series A Stock, and
(ii) 5,900,686 shares of its Common Stock for possible issuance upon the conversion of the authorized shares of Series A Stock (the "Conversion Shares") and shares of Series A Stock reserved for issuance as dividends on Shares (the "Reserved Series A Shares"). Except for (i) the conversion privileges of the Shares to be issued hereunder, (ii) the Warrants, (iii) the conversion privileges of the Warrant Shares and the Reserved Series A Shares, (iv) the conversion privileges of the Brunswick Note and the Affiliate Notes and (v) the options to purchase 404,964 shares of Common Stock granted under the Company's Incentive Stock Option Plan, as amended, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the capital stock of the Company. Apart from the exceptions noted in this Section 3.2 and Section 5.9, no securities (including the Shares, the Warrant Shares, the Conversion Shares or the Reserved Series A Shares) of the Company or securities issuable upon exercise or exchange of any outstanding options or other securities issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

                  3.3.     Subsidiaries.

                  (a) The Company has not acquired or formed any Subsidiaries since its most recent Company Report.

                  (b) All outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and, except as disclosed in Section 3.3 of the Company Letter, are owned beneficially and of record by the Company free and clear of all Liens. There are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which any Subsidiary may become obligated to issue, sell or transfer shares of its capital stock or other securities.

                  (c) There are no restrictions, whether by charter, agreement, instrument, judgment, decree, order or otherwise, other than the applicable law, that prohibit any Subsidiary from paying dividends to the Company.

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                  3.4.     Due Authorization and Adoption.

                  (a) All action on the part of the Company and its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, (ii) the authorization, issuance and delivery of the Warrant, (iii) the authorization, issuance, reservation for issuance and delivery of the Shares, the Warrant Shares, the Conversion Shares and the Reserved Series A Shares, and (iv) the filing with the Nasdaq of the required Nasdaq notification form to list the Conversion Shares issuable upon conversion of the Series A Stock sold as the First Tranche on the Nasdaq has been taken and the listing of all the Conversion Shares on the Nasdaq pursuant to Section 5.7 of this Agreement will be taken prior to the Second Closing. This Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles. The Board of Directors of the Company has taken the necessary action so that the three year moratorium set forth in the Texas Business Combination Law does not apply to the transactions contemplated by this Agreement, including, without limitation, the issuance or the conversion of all of the Series A Stock, or to any subsequent business combination between Tracker and the Company.

                  (b) The Statement of Designations has been duly adopted by the Company and is in full force and effect. The Shares, the Warrant Shares and the Reserved Series A Shares have, or upon their issuance will have, as the case may be, all of the rights, priorities and terms set forth in the Statement of Designations.

                  (c) As of the Second Closing Date, the Warrant Agreement will have been duly executed by the Company, and the Warrants will have all of the rights and privileges set forth in the Warrant Agreement.

                  3.5.     Valid Issuance of Securities.

                  (a) The Shares and the Warrants, if issued, have been duly and validly issued, or when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, and the Shares, if issued, are fully paid and non assessable, or when issued, will be fully paid and non assessable. The Reserved Series A Shares, the Warrant Shares and the Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles of Incorporation of the Company, as amended (the "Articles of Incorporation"), the Warrant, and the Statement of Designations, will be duly and validly issued, fully paid and non assessable.

                  (b) The outstanding shares of the capital stock of the Company are duly and validly issued, fully paid and non assessable, and such shares of such capital stock, and all outstanding stock, options and other securities of the Company have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act, and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom, and all other provisions of applicable federal and state securities laws, including, without limitation, anti-fraud provisions.

                  3.6. Company SEC Reports. Except as set forth in the Company Letter, since January 1, 1999, the Company has timely filed, and will timely file, all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect

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thereto,  that were required to be filed at any time by the Company with the SEC under the Securities Act or the Exchange Act or with the Nasdaq (all such reports and statements are collectively referred to herein as the "Company Reports"). As of their respective dates, the Company Reports, including the financial statements contained therein, complied in all material respects with all of the statutes and published rules and regulations enforced or promulgated by the SEC and the Nasdaq, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and were complete and accurate in all material respects. The financial statements of the Company contained in the Company Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with the applicable requirements of GAAP (subject, in the case of the unaudited statements, to the absence of footnotes and to normal, recurring adjustments, none of which would be material) the consolidated financial position of the Company and its consolidated subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated subsidiaries for the periods presented therein, respectively.

                  3.7 Liabilities and  Obligations.  Except as and to the extent
(a) specifically reflected or reserved against in the financial statements set forth in the Company Reports, or (b) incurred since the date of the most recent Company Report in the ordinary course of business consistent with past practice (none of which would have or would reasonably be expected to have a Material Adverse Effect), the Company and its Subsidiaries have no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect to any such liability or obligation that would have or would reasonably be expected to have a Material Adverse Effect).

                  3.8. Material Contracts and Obligations; Resolutions. All agreements, contracts, leases, licenses, instruments, commitments, indebtedness, liabilities and other obligation, in each case whether oral or written, to which the Company or any Subsidiary is a party or by which it is bound that (a) are material to the conduct and operations of its business and properties; (b) involve any of the officers, consultants, directors, employees or shareholders of the Company or any Subsidiary; or (c) obligate the Company or any Subsidiary to share, license or develop any product or technology are listed in Section 3.8(a) of the Company Letter (collectively, the "Company Contracts") and have been made available for inspection by Tracker and its counsel or have been filed as exhibits to the Company Reports (other than by incorporation by reference). For purposes of this Section 3.8, "material" shall mean any agreement, contract, indebtedness, liability or other obligation either required to be filed by the Company pursuant to applicable SEC rules and regulations in a Company Report or having an aggregate value, cost or amount in excess of $100,000. The minutes and consents in lieu of meeting listed in Section 3.8(b) of the Company Letter represent all material actions taken by the Board of Directors of the Company and all committees thereto.

                  3.9. Litigation. Except as set forth in the Company Reports or in Section 3.9 of the Company Letter, no Litigation is pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may become a party that (a) questions or involves the validity or enforceability of any obligation of the Company under this Agreement, (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay consummation by the Company of the transactions contemplated by this Agreement or (ii) damages from the Company in connection with any such consummation, or (c) which would have, or would reasonably be expected to have, individually or in the aggregate,

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a Material Adverse Effect. No Governmental  Authority has provided  notification to the  Company  or  any  Subsidiary  of an  intention  to  conduct  any  audit, investigation  or other  review with  respect to the Company or any  Subsidiary,
which  audit,   investigation   or  review  would,   if  adversely   determined,
individually or in the aggregate, have a Material Adverse Effect.

                  3.10. Consents. Other than as set forth in Section 3.10 of the
Company Letter, no Consent with any Governmental Authority or other third party on the part of the Company or any Subsidiary are required in connection with the consummation of the transactions contemplated herein (including, without limitation, the proposed prepayment of the Brunswick Note).

                  3.11. Compliance with Other Instruments. The Company is not in, nor shall the conduct of its business as proposed to be conducted result in, any material violation, breach or default of any term of the Company's Articles of Incorporation, Statement of Designations, or the Company's Bylaws or in any material respect of any term or provision of any Company Contracts or of any provision of any foreign or domestic state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company or any Subsidiary. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any such material violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a default under the Articles of Incorporation, the Statement of Designations, the Bylaws or the Company Contracts or, to the best of the Company's knowledge, a material violation of any statutes, laws, regulations or orders, or an event which results in the creation of any material lien, charge or encumbrance upon any asset of the Company or any Subsidiary.

                  3.12. Disclosure. No representation or warranty by the Company in this Agreement or in any statement or certificate signed by any officer of the Company furnished or to be furnished to the Purchaser pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

                  3.13. Registration and Other Rights Regarding Stock. Except as provided in Section 6 of this Agreement, the Brunswick Note and the Affiliate Notes, the Company has not granted or agreed to grant any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or any other governmental authority. Except as provided in Section 5.9 of this Agreement, the Series A Stock is not, and no other class of capital stock is, subject to any preemptive rights, rights of first refusal, rights regarding anti-dilution (except, with respect to the Shares, Warrant Shares, Reserved Series A Shares and the Conversion Shares, as set forth in the Statement of Designations), or other rights or obligations of the Company with respect to the purchase or sale thereof.

                  3.14. Insurance. Except as set forth in Section 3.14 of the Company Letter, the Company maintains insurance in amounts and types reasonable and customary for the Company's business.

                  3.15. Absence of Changes. Since September 30, 2001, except as set forth in Section 3.15 of the Company Letter or as specifically provided for in this Agreement, none of the following has occurred with respect to the Company's business:

                  (a) any increase in, or any commitment or promise to increase, other than ordinary and customary bonuses and salary increases for employees at

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the times and in the amounts consistent with its past practice, (i) the rates of cash compensation or (ii) except as would not have a material adverse effect on the Company or as required by applicable laws, any increase in the amounts or other benefits paid or payable under any Plans;

                  (b) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, that reasonably could be expected to have a Material Adverse Effect on the Company or any Subsidiary following the Second Closing;

                  (c) any distribution, sale or transfer of, or any commitment to distribute, sell or transfer, assets of the Company or any Subsidiary of any kind that singly is, or in the aggregate are, material to the Company's business, other than distributions, sales or transfers in the ordinary course of its business and consistent with its past practices;

                  (d) any cancellation, or agreement to cancel, any material indebtedness of the Company or any Subsidiary, obligation or other liability owing to the Company or any Subsidiary, including any material indebtedness, obligation or other liability of any Affiliate;

                  (e) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets of the Company or any Subsidiary or requiring the consent of any Person to the transfer and assignment of any of such asset;

                  (f) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of operating the Company's business consistent with its past practices in an amount in excess of $100,000;

                  (g) any waiver of any of the rights or claims of the Company or any Subsidiary that singly is, or in the aggregate are, material to the Company's business;

                  (h) other than the issuance of the Brunswick Note and the Affiliate Notes, any transaction by the Company or any Subsidiary outside the ordinary course of operating its business or not consistent with the past practices of its business in an amount in excess of $100,000;

                  (i) other than the issuance of the Brunswick Note and the Affiliate Notes, any incurrence by the Company or any Subsidiary of any material indebtedness, material liability or any material guaranty not constituting indebtedness, or any commitment to incur any such indebtedness, liability or any such guaranty;

                  (j) any cancellation, expiration or termination of a material agreement relating to the Company's business; or

                  (k) any material adverse change in the Company's results of operations, assets, business, or prospects other than as a result of changes generally affecting peer companies in the sales and service of recreational boats, motors, trailers and related marine parts and accessories industry.

                  3.16.  Environmental  Matters.  Except as set forth in Section
3.16 of the Company Letter, the Company has commissioned Phase I reports on all owned or leased properties and such reports do not describe any release or other condition that would reasonably be expected to have a Material Adverse Effect. To the Company's knowledge after reasonable inquiry and investigation, except as disclosed in the Company Reports or as set forth in Section 3.16 of the Company Letter, during the period that the Company or any Subsidiary has owned or leased its properties and facilities, (a) there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities, (b) neither the Company, any Subsidiary, nor any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials. To the Company's knowledge, after reasonable inquiry and investigation, except as disclosed in the Company Reports or in Section 3.16 of the Company Letter, the Company and its Subsidiaries have complied and remains in compliance in all material respects with all applicable Environmental Laws and all applicable Worker Safety Laws. The Company has no knowledge, after reasonable inquiry and investigation, of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company or any Subsidiary having taken possession of any of such properties or facilities.

                  3.17 Exempt Offering. Based in part in reliance upon Tracker's representations in Section 4 of this Agreement, the offer and sale of the Shares and the Warrants pursuant to this Agreement are exempt from the registration requirements of Section 5 of the Securities Act by virtue of Regulation D promulgated thereunder, and from the registration or qualification requirements of any applicable state securities laws, and the issuance of the Warrant Shares in accordance with the Warrants, and the Reserved Series A Shares and the Conversion Shares in accordance with the Articles of Incorporation (including the Statement of Designations) will be exempt from such registration and qualification requirements.

                  3.18 Employee Matters. (a) Section 3.18(a) of the Company Letter contains a list of all of the following, whether written or unwritten:
(i) material employment agreements and (ii) material plans, programs, agreements and other arrangements with or relating to employees containing change of control or similar provisions, in each case not otherwise listed in the Company Reports, remaining executory in whole or in part on the date hereof, and the Company has provided Tracker with true, complete and correct copies of all such employment agreements and such plans, programs, agreements and other arrangements.

                  (b) For purposes of this Section 3.18 and Section 3.19, all references to "the Company" shall be deemed to refer to the Company and its Subsidiaries and any trade or business, whether or not incorporated, that together with the Company and its Subsidiaries would be deemed or treated as a "single employer" within the meaning of ERISA Section 4001 or Code Section 414. No Plan is or has been (w) covered by Title IV of ERISA, (x) subject to the minimum funding requirements of Section 412 of the Code, (y) a "multi-employer plan" as defined in Section 3(37) of ERISA or (z) a voluntary employees' beneficiary association within the meaning of Code Section 501(c)(9).

                  3.19 Compliance With ERISA, Labor Laws. (a) Each Plan complies in form and operation in all material respects with its governing documents and ERISA, the Code and all other applicable Governmental Requirements except where such noncompliance would not have a material adverse effect. The Company has no commitment or obligation to establish or adopt any new or additional Plans or to materially increase the benefits under any existing Plan.

                  (b) To the knowledge of the Company, with respect to the Plans, no event has occurred and there exists no condition or set of circumstances in connection with which the Company could be subject to any liability (except for contributions and Plan expenses) under the terms of such Plans, ERISA, the Code or any other applicable law except where such failure would not have a material adverse effect.

                  (c) Except as set forth in Section 3.19 of the Company Letter, the Company is not a party to any material collective bargaining agreement or labor contract. Except as set forth in Section 3.19, to the knowledge of the Company, the Company has not engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for the Company. Except as set forth in Section 3.19 of the Company Letter, there is no grievance or unfair labor practice charge against the Company before the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to any such Persons except where such grievance or charge would not have a Material Adverse Effect. There is no labor strike, dispute (to the knowledge of the Company), slowdown, work stoppage, and, to the knowledge of the Company, there is not threatened nor has there been threatened, any organizing effort or activity by any employees or labor unions at or relating to the Company, any petition for certification of a collective bargaining representative regarding employees of the Company, pending or, to the knowledge of the Company, threatened against or affecting the Company which would have a material adverse effect.

                  3.20 Title to and Condition of Properties. Except as set forth in Section 3.20 of the Company Letter: (a) the Company and its Subsidiaries have good and marketable title to all of the properties and other assets (real or personal, tangible, intangible or mixed) they own or purport to own and (b) all leases to which the Company or any of its Subsidiaries is a party as lessee or sublessee are in full force and effect, except for such defects in title and such invalidity or unenforceability of leases as, in the aggregate, would not result in or would not be reasonably expected to result in a Material Adverse Effect.

                  3.21 Taxes. United States federal income tax returns of the Company and its Subsidiaries have been filed through the year ended December 31, 2000, and are materially correct and not subject to amendment that would have a Material Adverse Effect on the Company and its Subsidiaries considered as a whole. The Company and its Subsidiaries have filed all United States federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries other than any such taxes, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been established. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are adequate.

                  3.22 Compliance with Laws. The Company and each of its Subsidiaries complies with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities, except where the failure to so comply would not result in a Material Adverse Effect.

                  3.23 Solvency. The Company and its Subsidiaries collectively now have capital sufficient to carry on their respective businesses and transactions and all businesses and transactions in which they are about to engage and are now solvent and able to pay their debts as they mature, and they now own property having a value greater than the amount required to pay all outstanding debts of the Company and its Subsidiaries.

                  3.24 Conversion of Brunswick Note. On Friday, February 8, 2002, the Company delivered a valid notice of prepayment in accordance with the requirements set forth in the Brunswick Note (the "Prepayment Notice"). As a result thereof, the Brunswick Note may not be converted by the holder thereof unless the Company fails to prepay the Brunswick Note on or before Monday, June 10, 2002.

                  3.25 Broker's Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                  3.26   Nature   of   Representations   and   Warranties.   The
representations or warranties included herein may be made without any investigation to determine or verify the accuracy thereof and shall apply without respect to any investigations or inquiry undertaken by or on behalf of Tracker.

         4. EPRESENTATIONS AND WARRANTIES OF TRACKER. Tracker represents and warrants to the Company as follows:

                  4.1. Authorization and Enforceability. Tracker has taken all corporate action necessary to permit it to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement when executed and delivered by Tracker will constitute a valid and legally binding obligation of Tracker, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

                  4.2. Purchase for Own Account. The Shares, the Reserved Series A Shares, the Warrants, the Warrant Shares and the Conversion Shares will be acquired for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

                  4.3 Governmental Consents. No consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any Governmental Authority on the part of Tracker are required in connection with the consummation of the transactions contemplated herein.

                  4.4 Broker's Fees. Other than with respect to Crescendo Capital Partners, LLC, Tracker has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                  4.5. Exempt from Registration; Restricted Securities. Tracker understands that, except as set forth in Section 6 of this Agreement, the Shares, the Warrants, the Warrant Shares, the Reserved Series A Shares and the Conversion Shares will not be registered under the Act, on the ground that the sale provided for in this Agreement is exempt from registration under the Act, and that the reliance of the Company on such exemption is predicated in part on Tracker's representations set forth in this Agreement. Tracker understands that the Shares, the Warrants, the Warrant Shares, the Reserved Series A Shares and the Conversion Shares being purchased hereunder are restricted securities within the meaning of Rule 144 under the Act and that the Shares, the Warrants, the Warrant Shares, the Reserved Series A Shares and the Conversion Shares are not registered (and will not be registered other than in accordance with this Agreement) and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

                  4.6. Restrictive Legends. It is understood that each certificate representing (a) the Shares, (b) the Warrants, (c) the Warrant Shares, (d) the Reserved Series A Shares, (e) the Conversion Shares, and (f) any other securities issued in respect of any of the foregoing upon any stock split, stock dividend, payment in kind dividend, recapitalization, merger or similar event shall be stamped or otherwise imprinted with a legend substantially in the following form: THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS

OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                  4.7 Removal of Restrictive Legend. The legend set forth above shall be removed by the Company from any certificate evidencing Shares, the Warrants, the Reserved Series A Shares, the Warrant Shares or Conversion Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares, the Warrants, the Warrant Shares, the Reserved Series A Shares or Conversion Shares.

                  4.8 Status of Tracker. Tracker represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

                  4.9 Acknowledgment. Tracker acknowledges that it has been advised by the Company that in the event the Brunswick Note is not paid off in full in accordance with the Prepayment Notice issued by the Company to Brunswick, such event could constitute a default under the Brunswick Note and the loan agreements of the Company with DFS and Transamerica.

         5. COVENANTS OF THE COMPANY. The Company covenants to Tracker as follows:

                  5.1 Use of Proceeds. The Company will use the proceeds (a) from the sale of the Shares and the Warrants, to finance working capital requirements and fund other general corporate purposes, other than the repayment of any outstanding securities of the Company (except when using such funds in accordance with subclause (b) of this Section 5.1), and (b) from the exercise of the Warrants as directed in any Notice of Exercise (as such term is defined in the Warrant Agreement); provided that, prior to June 11, 2002, the Company shall apply all of such Warrant proceeds towards the prepayment of the Brunswick Note and shall pay out of its own funds, which may include the proceeds received by the Company from the sale of the Series A Preferred and Warrants, all interest accrued thereon, the prepayment premium and any other expenses, fees or other charges resulting from or required for such prepayment of the Brunswick Note.

                  5.2 Line of Business. For so long as at least 10,000 shares of Series A Stock remain outstanding, the Company will not discontinue any existing material line of business.

                  5.3 No Impairment. The Company will not enter into any agreement which would impair the ability of the Company to perform its obligations under this Agreement, the Statement of Designations or the Warrants.

                  5.4 Operation of the Business. Between the date hereof and the Second Closing or the earlier termination of this Agreement in accordance with the terms hereof, the Company will operate its business in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement. Without limiting the generality of the foregoing, prior to the Second Closing the Company will, and will cause each Subsidiary to:

                  (a) not change its accounting policies or procedures;

                  (b)  not   acquire   or  agree  to   acquire   by  merging  or
consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

                  (c) not sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets other than dispositions in the ordinary course of business consistent with past practice which are not material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole and except for any other such transactions that are on market terms and that involve aggregate consideration of less than $500,000;

                  (d) not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries, or amend its Articles of Incorporation or bylaws except as specifically contemplated by this Agreement; and

                  (e) not, without the prior written consent of Tracker, grant any stock options or other stock-based compensation to any person, including, without limitation, stock option grants to the Company's employees under any existing stock option plan of the Company.


                  5.5 Access. Between the date hereof and the earlier of termination of this Agreement pursuant to its terms and the Second Closing, the Company shall give Tracker and its authorized employees and representatives reasonable access to the employees, plants, offices, warehouses, and other facilities, to (and where necessary, provide copies of) the books and records, contracts and personnel files of current employees of the business as Tracker may reasonably require, and will cause its officers to furnish Tracker with such financial and operating data and other information with respect to the business and properties of the Company as Tracker may from time to time reasonably request. The Company and Tracker intend that, to the extent the attorney work-product privilege, attorney-client privilege, or without limitation, any other privilege or privileges applies or may apply to any confidential information, including confidential information obtained pursuant to the immediately preceding sentence or obtained in this Agreement or in the Company Letter, disclosure of such confidential information will not result in a loss of the privilege(s) in question.

                  5.6 Shareholder Approval. The Company shall obtain as soon as reasonably practicable and prior to Second Closing but in no case in excess of 60 days from the date of this Agreement, any shareholder approval required by the listing requirements of the Nasdaq or otherwise required.

                  5.7 Listing of Shares. The Company will list prior to Second Closing, subject to official notice of issuance, and keep listed on the Nasdaq all shares of Common Stock issuable upon conversion of the Series A Stock for so long as the Common Stock continues to be so listed.

                  5.8. No Additional Series A Stock. The Company will not issue any shares of Series A Stock other than pursuant to this Agreement, upon exercise of the Warrants or as an interest payment pursuant to the Statement of Designations.

                  5.9.  Right  of   Participation.   For  so  long  as  Tracker,
collectively with its Affiliates, holds at least 10,000 shares of Series A Stock, Tracker shall have the right to purchase up to its Pro Rata Share of any New Securities that the Company may from time to time issue after the date of this Agreement. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to Tracker written notice of its intention to issue New Securities (the "Participation Notice"), describing the amount and the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Tracker shall have until the later of (a) twenty
(20) business days from the date of receipt of any such Participation Notice, or
(b) the date of issuance of such New Securities, to agree in writing to purchase its Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the Participation Notice by giving written notice to the Company of such agreement. Tracker's purchase of its Pro Rata Share of such New Securities shall be effected concurrently with the closing of the transaction giving rise to the Participation Notice.

                  5.10. Composition of Board. In connection with the rights of the holders of the Series A Preferred to elect up to three (3) directors to the Board of Directors of the Company and to appoint a proportional number of directors to any committee of the Board of Directors as set forth in the Statement of Designations, the Company shall take such actions as are reasonably necessary to ensure that such holders may exercise such rights, including without limitation, securing the resignation of one or more directors (other than a director elected by the holders of the Series A Preferred) and causing an increase to the size of board if and to the extent such actions are required.

                  5.11. Increase in Preferred Designation. The Company shall take such action as may be required to ensure that the Company has authorized a sufficient number of Series A Preferred to permit the exercise of the Warrant and the payment of dividends in the form of Series A Preferred.

                  5.12. Notification. Between the date of this Agreement and the Second Closing Date, the Company will promptly notify Tracker in writing if the Company becomes aware of any fact or condition that causes or constitutes a breach of any of the Company' representations and warranties as of the date of this Agreement, or if the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Company Letter if the Company Letter were dated the date of the occurrence or discovery of any such fact or condition, the Company will promptly deliver to Tracker a supplement to the Company Letter specifying such change; provided, however, that such supplement shall not act to cure any such breach. During the same period, the Company will promptly notify Tracker of the occurrence of any breach of any covenant of the Company in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

                  5.13 Observation Right. The Company covenants that, for the ninety (90) day period beginning on the date of this Agreement, Tracker shall have the right to have one (1) representative attend, in a nonvoting observer capacity, all meetings of the Company's Board of Directors and each standing committee and newly formed committee (whether held in person or via telephone conference). The representative shall be invited to participate in all discussions of matters brought to the Board of Directors and any such committee, and shall be provided with minutes, consents and other materials, financial and otherwise, which the Company provides to its Board and each such committee, such copies to be delivered to the address specified by such representative. The Company shall give such representative written notice of any meeting of the

Company's Board of Directors and each such committee simultaneously with that given to the Board of Directors and each such committee such that Tracker will be able to exercise effectively the rights granted by this Section 5.13. The Company shall give such representative copies of any written actions by consent of the Company's Board of Directors and each such committee.

         6.       REGISTRATION RIGHTS.

                  6.1      Demand Registrations.

                  (a) Request by Holders. If the Company shall receive a written request from a Holder that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 6.1, then the Company shall, within 10 business days of the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that Holders request to be registered and included in such registration by written notice given such Holders to the Company within 20 days after receipt of the Request Notice, subject only to the limitations of this Section 6.1; provided that the Registrable Securities requested by all Holders to be registered pursuant to such request must be at least 25% of the Registrable Securities Then Outstanding; and provided further that the Company shall not be obligated to effect any such registration if the Company has, within the six month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 6.1, or in which the Holders had an opportunity to participate pursuant to the provisions of Section 6.2, other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 6.2(a). Any registration under this Section 6.1 shall, if requested in the Request Notice, be effected pursuant to Rule 415 under the Act (or its successor) on a continuous basis for the period requested.

                  (b) Underwriting.  If the Holders  initiating the registration request under this Section 6.1 ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 6.1 and the Company shall include such information in the written notice referred to in Section 6.1(a). In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the initiating Holders and such Holder) to the extent provided herein. Each Holder proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities and reasonably acceptable to the Company, but shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder's intended method of distribution and any other representation or warranties required by law. Notwithstanding any other provision of this Section 6.1, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration under this Section 6.1 (including the initiating Holders);

provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless (i) all Registrable Securities held by Holders requesting registration under Section
6.2 are first entirely excluded from the underwriting and registration on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; and (ii) all other securities of the Company are then entirely excluded from the underwriting and registration. To avoid the consequences of clause (i) of the preceding sentence, a Holder must be exercising a demand pursuant to this Section 6.1, even if other Holders are also exercising a demand hereunder. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration. If any such registration, as a result of a reduction at the request of an underwriter, does not include at least 25% of the Registrable Securities Then Outstanding, such registration shall not constitute a demand for purposes of Section 6.1(c).

                  (c) Maximum Number of Demand Registrations. The Company shall be obligated to effect two such demand registrations pursuant to this Section 6.1.

                  (d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 6.1, a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12 month period.

                  (e) Expenses. All Registration Expenses incurred in connection with any registration pursuant to this Section 6.1, shall be borne by the Company. Each Holder participating in a registration pursuant to this Section
6.1 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriter(s) or brokers in connection with such offering by the Holders.

                 6.2       Piggyback Registrations.

                  (a) Notice by Company. The Company shall notify all Holders of Registrable Securities in writing at least 20 days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within 10 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (b) Underwriting. If a registration statement under which the Company gives notice under this Section 6.2 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 6.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. Each Holder proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting, but shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder's intended method of distribution and any other representation or warranties required by law.. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                  (c) Limitation on Inclusion of Registrable Securities. Notwithstanding any other provision of this Agreement, if Holders desire to include Registrable Securities pursuant to Section 6.2(a) in a primary registration on behalf of the Company and, if such registration does not relate to an underwritten offering, the Company reasonably determines in good faith that, or if such registration relates to an underwritten offering, the managing underwriter(s) reasonably determine(s) in good faith that, marketing factors require a limitation of the number of securities to be included in such registration, then the Company shall include in such registration (i) first, the securities the Company proposes to sell and (ii) second, the Registrable Securities requested to be included in such registration and any other securities requested to be included in such registration, pro rata among all the holders requesting inclusion in such registration on the basis of the number of securities requested for inclusion in such registration by each such holder. Notwithstanding any other provision of this Agreement, if Holders desire to include Registrable Securities pursuant to Section 6.2(a) in a secondary registration on behalf of holders of the Company's securities other than the Holders of Registrable Securities, and, if such registration does not relate to an underwritten offering, the such other holders reasonably determine in good faith that, or if such registration relates to an underwritten offering, the managing underwriter(s) reasonably determine(s) in good faith that, marketing factors require a limitation of the number of securities to be included in such registration, then the Company shall include in such registration the Registrable Securities requested to be included in such registration and any other securities requested to be included in such registration, pro rata among all the holders requesting inclusion in such registration on the basis of the number of securities requested for inclusion in such registration by each such holder.

                  (d) Expenses. All Registration Expenses incurred in connection with any registration pursuant to this Section 6.2, shall be borne by the Company. Each Holder participating in a registration pursuant to this Section
6.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriter(s) or broker(s) in connection with such offering by the Holders.

                  (e) Not Demand  Registration.  Registration  pursuant  to this
Section  6.2 shall not be deemed to be a demand  registration  as  described  in
Section 6.1 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 6.2.

                  6.3 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

                  (a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and to keep such Registration Statement effective until the last to occur of (i) the sale or other distribution of all of the Registrable Securities covered by such Registration Statement in accordance with the intended methods of distribution thereof, (ii) the expiration of all periods during which transactions in Registrable Securities by a dealer are not exempt from the provisions of Section 5 of the Securities Act by virtue of Section 4(3) of the Securities Act or during which any dealer is obligated under the Securities Act to deliver a prospectus in connection with transactions involving Registrable Securities, and
(iii) the expiration of all other periods, if any, during which the Registration Statement is required to remain effective in order to avoid a violation of applicable law by any Investor or the Company related to the sale or other distribution of all of the Registrable Securities covered by such Registration Statement in accordance with the intended methods of distribution thereof; provided however that the Company shall not be required to keep a Registration Statement effective for more than 120 days; provided further, that the Holders may request that the Company grant extensions to such 120-day period and the Company shall not unreasonably deny such request.

                  (b) Amendments and Supplements.  Prepare and file with the SEC
such  amendments  and  supplements  to  such  registration   statement  and  the
prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                  (d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) Customary Agreements. Enter into customary agreements (including, in the case of an underwritten offering, an underwriting agreement in customary form); make such representations and warranties to any underwriters, brokers, dealers, placement agents and other Persons involved in the distribution to any underwriters, brokers, dealers, placement agents and other persons involved in the distribution of the Registrable Shares included in such Registration Statement as in form, substance and scope are customarily made by issuers in similar circumstances or which may be reasonably requested. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In addition, the Company shall promptly notify each Holder and each underwriter, broker, dealer and placement agent participating in any offering or sale or other distribution of securities covered by such Registration Statement of the issuance or threatened issuance of any order suspending the registration or qualification of any Registrable Securities covered by such Registration Statement for disposition in any jurisdiction; use its reasonable efforts to prevent the issuance of any such threatened order and, if any such order is issued, use its best efforts to obtain the lifting or withdrawal of such order at the earliest possible moment and promptly notify each Holder and each such underwriter, broker, dealer and placement agent of any lifting or withdrawal.

                  (g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  (h)  Additional  Actions.  Take all  other  actions  which are reasonably necessary or which may be reasonably requested by the majority of selling Holders or any underwriter, broker, dealer or placement agent participating in any offering or sale or other distribution of securities covered by such Registration Statement to effect the registration and qualification of the Registrable Securities covered by such Registration Statement and to facilitate the disposition thereof in accordance with the respective plans of distribution of the selling Holders.

                  6.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 6.1 or
6.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

                  6.5 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 6.1 or 6.2:

                  (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                  (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                  (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                  (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section 6.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by a Holder under this Section 6.5(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                  (c) Notice. Promptly after receipt by an indemnified party under this Section 6.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnified and indemnifying parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section
6.5 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.5.

                  (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or in the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party, was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and the furnishing of such Final Prospectus as so required would have eliminated liabilities under the Securities Act or the Exchange Act.

                  (e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 6.5, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6.5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 6.5; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the selling Holders on the other hand, from the offering of the Registered Securities, but also the relative fault of the Company and the selling Holders in connection with the statements or omissions which resulted in such claim as well as any other relevant equitable considerations; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (f) Survival. The obligations of the Company and Holders under this Section 6.5 shall survive until the earlier of the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement or the disposition of all Registrable Securities, regardless of the expiration of any statutes of limitation or extensions of such statutes.

                  6.6 Termination of the Company's Obligations. The Company shall have no obligations pursuant to Sections 6.1 and 6.2 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 6.1 or 6.2 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in a single transaction without exceeding the applicable volume limitations thereunder, or can otherwise be sold without registration in a brokers transaction under the Securities Act on the Nasdaq and the unqualified written opinion of such counsel to such effect is delivered to such Holder.

                  6.7 No Registration Rights to Third Parties. Other than registration rights granted pursuant to the Brunswick Note and Affiliate Notes, without the prior written consent of Tracker, the Company covenants and agrees that it shall not grant, or cause or permit to be created (other than by the Company on a Form S-8 with respect to shares issuable under the Company's 1995 Incentive Stock Option Plan), for the benefit of any person or entity any registration rights of any kind (whether similar to the demand or "piggyback" registration rights described in this Section 6, or otherwise) relating to shares of the Company's Common Stock or any other voting securities of the Company, other than rights that are on a parity with or subordinate in right to Tracker. Notwithstanding the foregoing, Tracker may transfer its rights under this Section 6 with respect to (i) any Registrable Securities transferred to any affiliate, related entity or other partnership managed by Tracker or (ii) any person who acquires Registrable Securities convertible into Common Stock.

         7.       CONDITIONS TO TRACKER'S  OBLIGATIONS AT THE SECOND  CLOSING.
The obligation of Tracker to purchase the Shares at the Second Closing is subject to the fulfillment, to the satisfaction of Tracker on or prior to the Second Closing, of the following conditions:

                  7.1. Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct as of the date of this Agreement, and the Company shall have no knowledge, after reasonable investigation and inquiry, of any facts or circumstances as of the date of this Agreement, that caused, or could have reasonably been expected to cause, the representations and warranties not to be true and correct as of the date of Second Closing.

                  7.2. Shares and Warrants. The Company shall have delivered to Tracker the Warrants and a certificate representing the Shares issued pursuant to the Second Tranche.

                  7.3 Legal Opinion. The Company shall have delivered to Tracker an opinion of counsel to the Company substantially in the form attached hereto as Exhibit C.

                  7.4 Consents. The shareholder approval contemplated by Section
5.6 shall have been obtained and be in full force and effect.

                  7.5. Compliance Certificate. At the Second Closing, the Company shall deliver to Tracker a certificate, dated the date of Second Closing, signed by the Company's President certifying that the conditions specified in Sections 7.1, 7.2, 7.4 and 7.6 have been fulfilled.

                  7.6. Statement of Designations. The Statement of Designations shall continue to be in full force and effect.

                  7.7. Listing of Underlying Shares. The Company shall have made application for and received approval for listing of the Conversion Shares and the Warrant Shares on a "when issued" basis on the Nasdaq.

                  7.8. Series A Directors. The Board of Directors shall have appointed the two persons designated in writing by Tracker as provided in the Statement of Designations.

                  8. CONDITIONS TO COMPANY'S OBLIGATIONS AT THE SECOND CLOSING. The obligations of the Company under this Agreement are subject to the fulfillment at or before the Second Closing of the following conditions:

                  8.1. Representations and Warranties. The representations and warranties of Tracker contained in Section 4 hereof shall be true as of the Second Closing with the same force and effect as if they had been made on and as of such date.

                  8.2. Payment of Purchase Price. Tracker shall have delivered to the Company the Purchase Price in accordance with the provisions of Section 2.


         9.       TERMINATION.

                  9.1. Termination. This Agreement may be terminated at any time prior to the Second Closing:

                  (a) by mutual written consent of Tracker and the Company;

                  (b) by Tracker or the Company if (i) any court of competent jurisdiction or other Government Authority, shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the consummation of this Agreement and such order, decree, ruling or other action is or shall have become nonappealable or (ii) this Agreement has not been consummated by the later of April 15, 2002 or the fifth business day following completion of any SEC Waiting Periods (the "Final Date"); provided, however, that no party may terminate this Agreement pursuant to this Subsection (b) if such party's failure to reasonably fulfill any of its obligations under this Agreement shall have been a principal reason that the Second Closing shall not have occurred on or before said date;

                  (c) by the Company if there shall have been a material breach of any representations or warranties on the part of Tracker set forth in this Agreement or if any representations or warranties of Tracker shall have become untrue in any material respect, such that the conditions set forth in Section 8 would be incapable of being satisfied by the Final Date, provided that the Company has not breached any of its obligations hereunder in any material respect;

                  (d) by Tracker if (i) there shall have been a material breach of any representations or warranties on the part of the Company set forth in this Agreement or the Company Letter, such that the conditions set forth in
Section 7 would be incapable of being satisfied by the Final Date, provided that Tracker has not breached any of its obligations hereunder in any material respect; (ii) there shall have been a breach by the Company of one or more of its covenants or agreements in this Agreement in any material respect or materially adversely affecting (or materially delaying) the ability of Tracker or the Company to consummate this Agreement, and the Company has not cured such breach within ten (10) business days after notice by Tracker thereof, provided that Tracker has not breached any of its obligations hereunder in any material respect;

                  (e) by Tracker if the Company or any of its Subsidiaries shall
(i) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due; (ii) apply for, consent to, or acquiesce in, or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors; (iii) apply for, consent to, or acquiesce in, or permit or suffer to exist, the commencement of any (x) bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or (y) any dissolution, winding up or liquidation proceeding, in respect of the Company or any of its Subsidiaries or (iv) take any action authorizing, or in furtherance of, any of the foregoing; or

                  (f) by Company if Tracker shall (i) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due; (ii) apply for, consent to, or acquiesce in, or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for Tracker or any property of Tracker, or make a general assignment for the benefit of creditors; (iii) apply for, consent to, or acquiesce in, or permit or suffer to exist, the commencement of any (x) bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or (y) any dissolution, winding up or liquidation proceeding, in respect of Tracker or (iv) take any action authorizing, or in furtherance of, any of the foregoing.

                  9.2. Effect of Termination. Upon the termination and abandonment of this Agreement pursuant to Section 9.1, with respect to the transactions consummated in connection with the First Tranche, this Agreement shall survive such termination subject to and in accordance with Section 10.3, and with respect to the transactions contemplated to be consummated in connection with the Second Tranche, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders other than the provisions of this Section 9.2 and Article 10 (other than Section 10.1). Nothing contained in this Section 9.2 shall relieve any party from liability for any breach of this Agreement prior to such termination and in such event the breaching party shall remain liable for the consequences of such breach following termination.

                  9.3. Extension; Waiver. At any time prior to the Second Closing, each party hereto may, only by action taken in writing, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


         10.      MISCELLANEOUS

                  10.1. Tracker Covenant. If and when Tracker's percentage ownership in the Company first exceeds 50% (determined on a fully-diluted basis, including without limitation, the conversion of the Series A Stock, the Brunswick Note and Affiliate Notes), Tracker shall not amend the terms and conditions of the Supply Agreement, including without limitation, the product and quantities of products purchasable, to a material extent in terms of breadth, product line or scope, for a period of one model year following the date Tracker's percentage ownership first exceeded such 50% threshold, other than such changes or amendments to the Supply Agreement as were previously planned and documented by the Company or are mutually agreed upon by the Company and Tracker.

                  10.2. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to provisions regarding choice of laws.

                  10.3. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby; provided, however, that the representations and warranties shall be extinguished and null and void two years after (a) Second Closing; or (b) the earlier termination of this Agreement.

                  10.4. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments. This Agreement and the rights and obligations therein may not be assigned by Tracker without the written consent of the Company except to an affiliate, or in connection with a full or partial liquidation of Tracker. This Agreement and the rights and obligations therein may not be assigned by the Company without the written consent of Tracker.

                  10.5. Entire  Agreement.  This Agreement and the schedules and exhibits hereto which are hereby expressly incorporated herein by this reference, with the Company Letter, the Statement of Designations and the Warrants, constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of that certain Letter of Intent and Term Sheet dated as of January 22, 2002, relating to "Confidentiality", "Break-up Fee", "Exclusivity" and "Right to Purchase Common Stock," which such provisions shall continue in full force and effect until terminated in accordance with their respective terms.

                  10.6. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three (3) business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

         To Tracker:                           To the Company:
         TMRC, L.L.P. c/o                      Travis Boats & Motors, Inc.
         2500 East Kearney Street              5000 Plaza of the Lake, Suite 250
         Springfield, Missouri 65803           Austin, Texas 78746
         Attn:  Ken Burroughs                  Attn:  Mark T. Walton
         Fax Number: (417) 873-5964            Fax Number: (512) 329-0480

         With copies to:                       With copies to:

         Greene & Curtis, L.L.P.               Jenkens & Gilchrist, PC
         1340 East Woodhurst Drive             2200 One American Center
         Springfield, Missouri  65804          600 Congress Avenue
         Attn:  Joseph C. Greene, Esq.         Austin, Texas 78701
         Fax Number:  (417) 883-4317           Attn:  J. Rowland Cook, Esq.
                                               Fax Number: (512) 404-3520

                  Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10.6 by giving the other party written notice of the new address in the manner set forth above.

                  10.7. Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Company and Tracker.

                  10.8. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to Tracker, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company, or Tracker nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or Tracker of any breach of default under this Agreement or any waiver on the part of the Company or Tracker of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or Tracker shall be cumulative and not alternative.

                  10.9. Fees and Expenses. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement or any Shares or other securities of the Company issued or to be issued, the prevailing party shall be paid by the other party a reasonable sum for attorney's fees and expenses for such prevailing party.

                  10.10. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  10.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  10.12. Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

                  10.13 Certain Definitions. For the purposes of this Agreement, certain terms shall have the meaning ascribed to such term as set forth in
Schedule I attached hereto.

                  10.14. Arbitration. If there is any dispute between the parties which the parties to this Agreement are unable to resolve themselves with regard to the application, interpretation or validity of this Agreement, all parties agree that the exclusive remedy for determining any such dispute, regardless of its nature, will be by arbitration in accordance with the then most applicable Commercial Arbitration rules of the American Arbitration Association. The location of such arbitration shall be Denver, Colorado, or such other location as the parties hereto may agree. If the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list designated by the Denver, Colorado office of the American Arbitration Association of nine arbitrators all of whom shall be retired judges who have had experience in corporate law and who are actively involved in hearing private cases. If the parties are unable to select an arbitrator from the list provided by the American Arbitration Association, then the parties shall each strike names alternatively from the list, with the first to strike being determined by lot. After each party has used four strikes, the remaining name on the list shall be the arbitrator. The arbitrator shall apply the same substantive law as would be applied by a court having jurisdiction over the parties and their dispute and the remedial authority of the arbitrator shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute. Discovery may be undertaken by any party. Any dispute with regard to the scope or necessity for any discovery shall be determined by the arbitrator in the arbitrator's discretion. In the event of a conflict between the then most-applicable rules of the American Arbitration Association and these procedures, the provisions of these procedures shall govern. Each party may be represented by counsel and shall be responsible for the costs and fees of its counsel. Any filing or administrative fees shall be borne by the party incurring such fees. The fees and costs of the arbitrator shall be borne equally between the parties. The prevailing party in such arbitration proceeding, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled to reimbursement from the other party for all of the prevailing party's costs (including but not limited to the arbitrator's compensation), expenses and attorneys' fees. The arbitrator shall render an award and brief opinion explaining the basis of the award and the award of the arbitrator shall be final and binding upon the parties. All awards may be filed with the Clerk of the District Court in St. Louis, MO or Austin, TX, as a basis for declaratory or other judgment and of the issuance of execution and, at the election of the party making such filing, with the clerk of one or more courts, state or federal, having jurisdiction over the party against whom such an award is rendered or its property. If any of the provisions of this paragraph are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of these provisions and this paragraph shall be reformed to the extent necessary to insure that all disputes within the scope of this Agreement shall be resolved by neutral, binding arbitration.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.


                                  TMRC, L.L.P.,
                                  a Missouri limited liability partnership

                                  By:      Tracker Marine, L.L.C.,
                                           a Missouri limited liability company

                                  By:      Three Johns Company,
                                           its sole member

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------


                                  TRAVIS BOATS & MOTORS, INC.,
                                  a Texas corporation



                                  By:
                                     ------------------------------------------
                                  Name:    Mark T. Walton
                                  Title:   President

                                   Schedule I

                                   Definitions

         "Agreement" is defined in the Preamble.

         "Affiliate" shall mean, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of capital stock of that Person, by contract or otherwise).

         "Affiliate Notes" shall mean the convertible subordinated notes issued by the Company to various Affiliates in December, 2001, excluding the Brunswick Note.

         "Articles of Incorporation" is defined in Section 3.5(a).

         "Brunswick" shall mean Brunswick Corporation, a Delaware corporation.

         "Brunswick Note" shall mean that convertible subordinate note issued by the Company to Brunswick dated as of December 14, 2001.

         "Bylaws" shall mean the Second Amended and Restated Bylaws of the Company.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Common Stock" shall mean the Company's common stock, par value $0.01 per share.

         "Company" means Travis Boats & Motors, Inc., a Texas corporation.

         "Company Contract" is defined in Section 3.8.

         "Company Letter" is defined in Section 3.

         "Company Reports" is defined in Section 3.6.

         "Consents" shall mean consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings.

         "Conversion Shares" is defined in Section 3.2(c).

         "Disposal"   shall  have  the  definition   assigned   thereto  by  the
Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended.

         "Effective Date" is defined in the Preamble.

         "Environmental Law" shall mean any and all Governmental Requirements, common law rule (including but not limited to the common law respecting nuisance and tortious liability), or other requirement having the force and effect of law, relating to the environment, including ambient air, surface water, land surface or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including Solid Wastes, Hazardous Wastes or Hazardous Substances) or noxious noise or odor into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including petroleum, petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls, chlorofluorocarbons (including chlorofluorocarbon-12) or hydrochloro-fluorocarbons).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Final Date" is defined in Section 9.1(b).

         "Final Prospectus" is defined in Section 6.5(d).

         "Funded Amount" shall mean $5,000,000.

         "Governmental Authority" shall mean (a) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, or (b) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes for its own account.

         "Governmental Requirements" shall mean at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, or authorization of any Governmental Authority in effect at that time or (b) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

         "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance," or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (iii) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.;
(iv) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (v) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (vi) regulations promulgated under any of the above statutes; or (vii) any applicable state or local statute, ordinance, rule, or regulation that has a scope or purpose similar to those statutes identified above.

         "Holder" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable
Securities to whom rights under Section 6 hereof have been duly assigned in accordance with Section 6.7 of this Agreement.

         "Initial Per Share Purchase Price" shall mean $100 per share.

         "Initiating Holders" is defined in Section 6.1(b).

         "Investment" means with respect to any Person, (i) any loan, advance or extension of credit by such Person to, and any contributions to the capital of, any other Person, (ii) any guaranty by such Person, (iii) any interest in any capital stock, equity interest or other securities of any other Person, (iv) any transfer or sale of property of such Person to any other Person other than upon full payment, in cash, or not less than the fair market value of such property and (v) any commitment or option to make an Investment if, in the case of an option, the consideration for the acquisition of which exceeds $10,000, and any of the foregoing under clauses (i) through (v) shall be considered an Investment whether such Investment is acquired by purchase, exchange, merger or any other method; provided, that the term "Investment" (1) shall not include an Investment in the Company or in a wholly-owned Subsidiary, and (2) shall not include current trade and customer accounts receivable and allowances, provided they relate to goods furnished in the ordinary course of business and are given in accordance with the customary practices of the Company or a Subsidiary.

         "IRS" shall mean the Internal Revenue Service.

         "Lien" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, restriction or other encumbrance of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Litigation" shall mean any action, case, proceeding, claim, grievance, suit or investigation or other proceeding conducted by or pending before any Governmental Authority or any arbitration proceeding.

         "Material Adverse Effect" shall mean any material adverse effect on the financial condition, business, prospects or operations of the Company and its Subsidiaries taken as a whole.

         "Nasdaq" shall mean the Nasdaq National Market.

         "New Securities" shall mean any shares of capital stock of the Company, any rights, options or warrants to purchase such shares of capital stock, and securities of any type whatsoever (including, without limitation, the shares issuable upon conversion of the Brunswick Note and Affiliate Notes) that are, or may become, convertible or exchangeable into such shares of capital stock, provided, however, that the term "New Securities" shall not include securities that are issued (a) upon exercise of any portion of the Warrants, (b) on any conversion of shares of Series A Stock or securities issued on account of dividends payable on the Series A Stock, (c) pursuant to stock options or other equity incentive plans for employees, officers and/or directors of the Corporation that (i) are either approved by the directors appointed by the holders of the Shares, or (ii) were in existence prior to the date of this Agreement, (d) upon the exercise, conversion or exchange of any outstanding security if upon the original issuance of such converted or exchanged security the shares of capital stock being issued upon such conversion or exchange were included as "New Securities"; or (e) pursuant to a stock split, stock dividend or the consolidation, merger, or reorganization of the Company.

         "Participation Notice" is defined in Section 5.9.

         "Person" shall mean any natural person, Entity, estate, trust, union or employee organization or Governmental Authority.

         "Plans" shall mean any stock purchase, stock option, pension, profit-sharing, bonus, deferred compensation, incentive compensation, commission, severance or termination pay, hospitalization, medical, dental, life or other insurance, or supplemental unemployment benefits plan or agreement or policy or contract or other arrangement providing employment-related compensation or benefits to any officer, consultant, director, annuitant, employee, former employee, retiree or independent contractor or members of their respective families (other than directors' and officers' liability policies), whether or not insured, sponsored or maintained by, or under which any liability, contingent or otherwise, exists with respect to the Company, including but not limited to "employee benefit plans" as defined in ERISA and the rules and regulations thereunder.

         "Prepayment Notice" is defined in Section 3.24.

         "Proprietary Assets" shall mean all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, maskworks, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes of the Company.

         "Pro Rata Share" shall mean the ratio of (a) the number of shares of Common Stock held by Tracker, including any shares of Common Stock issuable upon conversion of the Shares, Warrant Shares and Reserved Series A Shares, to (b) the sum of (i) the total number of shares of Common Stock issued and outstanding (immediately prior to the issuance of New Securities giving rise to the Right of Participation and excluding any shares issuable upon conversion of the Brunswick Note and Affiliate Notes), plus, (ii) the number of shares of Common Stock underlying the outstanding options granted under the Company's Incentive Stock Option Plan, plus (iii) the total number of shares of Common Stock issuable upon conversion of the Shares, Warrant Shares and Reserved Series A Shares.

         "Purchase Price" shall have the meaning in Section 1.2.

         "Registration" shall, and the terms "register," "registered," and "registration" shall also refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

         "Registration Expense" shall mean, with respect to any Demand Registration or Piggyback Registration all (i) registration, qualification and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including the reasonable fees and disbursements of counsel for any underwriters, dealers or placement agents in connection therewith), (iii) printing expenses (or comparable duplication expenses) and escrow fees, (iv) internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company, (vi) fees and expenses for independent certified public accountants retained by the Company (including all fees and expenses associated with special audits of the delivery by independent certified public accountants of a "cold comfort" letter or letters), (vii) fees and expenses of any special experts retained by the Company in connection with such registration, (viii) fees and expenses of listing the Registrable Securities on a securities exchange, (ix) the reasonable fees and expenses of a single firm of legal counsel for the Investors participating in such Demand Registration or Piggyback Registration and, (x) all other reasonable fees, costs, expenses and disbursements incurred in connection with or incident to the Company's compliance with Section 6.

         "Registrable Securities" shall mean any Common Stock of the Company issued upon the conversion of the Shares, Warrant Shares, Conversion Shares and Series A Shares. Notwithstanding the foregoing, "Registrable Securities" shall exclude any Registrable Securities sold by a person in a transaction in which rights under Section 6 hereof are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering.

         "Registrable Securities Then Outstanding" shall mean the number of shares of Common Stock of the Company that are Registrable Securities and are then issued and outstanding.

         "release"   shall  have  the   definition   assigned   thereto  by  the
Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended.

         "Request Notice" is defined in Section 6.1(a).

         "Reserved Series A Shares" is defined in Section 3.2(c).

         "SEC" The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

         "SEC Waiting Periods" shall mean any all waiting periods required by the Exchange Act and the rules promulgated thereunder in connection with the shareholder approval process set forth in Section 5.6 of this Agreement, including, without limitation, any delay in such waiting periods caused by any SEC review or inquiry.

         "Second Closing" is defined in Section 2.3.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series A Stock" is defined in Section 1.1.

         "Shares" is defined in Section 1.2.

         "Statement of Designations" is defined in Section 1.1.

         "Subsidiary", with respect to any Person, means any corporation, association or other entity of which more than 50% of the total voting power of shares of stock or other equity interests (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries, or both. The term "Subsidiary" or "Subsidiaries" when used herein without reference to any particular Person, means a Subsidiary or Subsidiaries of the Company.

         "Supply Agreement" is defined in Section 5.10.

         "threatened release" shall have the definition assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended.

         "Tracker" means TMRC, L.L.P., a Missouri limited liability partnership.

         "Violation" is defined in Section 6.5(a).

         "Warrants" is defined in Section 1.1.

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         "Warrant  Shares"  shall  mean the  shares of Series A Stock  issued or issuable upon exercise of the Warrant.

         "Workers   Safety   Law"   shall  mean  all   applicable   Governmental
Requirements relating to public and worker health and safety.